[PROVIDENT NEW YORK BANCORP LETTERHEAD]



To:      Directors and Executive Officers
         Provident New York Bancorp

From:    Daniel Rothstein, Executive Vice President and Corporate Secretary

Date:    November 1, 2005

Subject: Notice of Blackout Period

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Provident New York Bancorp (the "Company") has been notified that as a result of a change in the custodian for the Provident Bank 401(k) Plan, (the "Plan"), there will be a blackout period during which participants in the Plan will be temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold common stock of the Company, or to obtain a loan or distribution from the Plans, or to change salary deferral amounts.

As a director or executive officer of the Company, you are subject to the restrictions imposed by Section 306(a) of the Sarbanes-Oxley Act of 2002, which prohibit certain transactions involving Company securities during the blackout period. During the blackout period you are not permitted to, directly or indirectly, purchase, sell or otherwise acquire or transfer any equity securities of the Company.

The blackout period will commence on November 11, 2005 and end November 18, 2005.

If you have any questions regarding this notice or whether a transaction involving Company stock is prohibited during the blackout period, please contact me at 400 Rella Boulevard, Montebello, New York 10901 or at (845) 369-8253.